Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(5,024,909)
Unrealized Gain (Loss) on Market Value of Futures	4,877,044
Dividend Income	6,568
Interest Income	61,998
ETF Transaction Fees	350
Total Income (Loss)	$(78,949)

Expenses
General Partner Management Fees	$23,374
Professional Fees	10,299
Brokerage Commissions	3,749
Non-interested Directors' Fees and Expenses	400
Prepaid Insurance Expense	784
NYMEX License Fee	584
SEC & FINRA Registration Expense	3,818
Total Expenses	43,008
Expense Waiver	(13,791)
Net Expenses	$29,217
Net Income (Loss)	$(108,166)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/18	$50,063,889
Withdrawals (100,000 Shares)	(3,234,684)
Net Income (Loss)	(108,166)

Net Asset Value End of Month	$46,721,039
Net Asset Value Per Share (1,350,000 Shares)	$34.61

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612